                                                                      Exhibit 12

                 BLACK HILLS POWER, INC. (Electric Utility Only)
                Computation of ratio of earnings to fixed charges
                          (In thousands, except ratio)

                                                                                                Three months ended
                                                           Year ended December 31,                    March 31,
                                                ---------------------------------------------   ------------------
                                                1997      1998      1999      2000       2001      2001      2002
RATIO OF EARNINGS TO FIXED CHARGES:

EARNINGS:

  Pretax income from continuing
  operations before adjustment for minority
  interests in consolidated subsidiaries or
  income or loss from equity investees           32,035    37,437    39,732    56,574    69,493    26,428    11,709


  Fixed Charges

        Interest Expense, including
          amortization of debt issuance
          costs                                  13,676    13,572    13,830    18,339    16,444     4,733     3,224
        Interest within rental expense               14        14        13        14       998        90         3
             Total fixed charges                 13,690    13,586    13,843    18,353    17,442     4,823     3,227


     TOTAL EARNINGS                              45,725    51,023    53,575    74,927    86,935    31,251    14,936



FIXED CHARGES                                    13,690    13,586    13,843    18,353    17,442     4,823     3,227

RATIO OF EARNINGS TO FIXED CHARGES                 3.34      3.76      3.87      4.08      4.98      6.48      4.63

                             BLACK HILLS POWER, INC.
                           CONSOLIDATED FINANCIAL DATA
                Computation of ratio of earnings to fixed charges
                          (In thousands, except ratio)


                                                                                                 Three months ended
                                                                   Year ended December 31,             March 31
                                              -------------------------------------------------     ---------------
                                                  1997      1998      1999      2000       2001      2001      2002
RATIO OF EARNINGS TO FIXED CHARGES:

EARNINGS:

  Pretax income from continuing operations       32,035    37,437    39,732    50,628    57,416    23,686    18,270
  before adjustment for minority interests
  in consolidated subsidiaries or income
  or loss from equity investees


  Fixed Charges

           Interest Expense, including
           amortization of debt issuance
           costs                                 13,676    13,572    13,830    25,329    44,584    10,767    11,303
           Interest within rental expense            14        14        13       168     1,426       158        83
           Capitalized Interest                     -         -         -         212     6,176       318     2,235
                Total fixed charges              13,690    13,586    13,843    25,709    52,186    11,243    13,621


  Amortization of capitalized interest              -         -         -          -         63        -         29

  Distributed income of equity
  investees                                         -         -         -      13,838     5,355        49     1,459


  Interest Capitalized                              -         -         -        (212)   (6,176)     (318)   (2,235)

  Minority interest in pre-tax income
  of subsidiaries that have not
  incurred fixed charges                            -         -         -     (11,083)   (2,231)   (1,283)     (512)

  TOTAL EARNINGS                                 45,725    51,023    53,575    78,880   106,613    33,377    30,632



  FIXED CHARGES                                  13,690    13,586    13,843    25,709    52,186    11,243    13,621

  RATIO OF EARNINGS TO FIXED CHARGES               3.34      3.76      3.87      3.07      2.04      2.97      2.25